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                                                                    Exhibit 10.1

         THIS OPTION AGREEMENT is made as of the 23rd day of July 1996 by and between Mikhail Leibov, residing at 11 Golar Drive, Monsey, New York 10952 ("Leibov"), and Telcom Group USA, Inc., a Delaware corporation having an office for the transaction of business at 780 Third Avenue, New York, New York 10017 (the "Investor").

         WHEREAS, ZAO Corbina Telecommunications (the "Company"), a closed joint stock company organized and existing under the laws of the Russian Federation has authorized charter capital consisting of 140,000,000 roubles divided into 140 ordinary registered shares, each of which has a nominal value of 1,000,000 roubles; and

         WHEREAS, Leibov is the actual beneficial owner of all 140 ordinary registered shares of the Company's charter capital which are registered in the name of Vladimir A. Khachaturyan, a resident of Moscow, Russian Federation ("Khachaturyan"), as nominee for Leibov; and

         WHEREAS, the Investor desires to acquire from Leibov an option to purchase 105 shares (the "Option Shares") of said 140 ordinary registered shares in accordance with the terms, and subject to the conditions hereinbelow set forth; and

         WHEREAS, Leibov is willing to grant such an option to the Investor in accordance with such terms, and subject to such conditions,

         NOW, THEREFORE, in consideration of the foregoing, and the mutual terms and conditions hereinbelow set forth, it is agreed by the parties, as follows:

         1. Grant of Option. In consideration of the Investor's payment of the sum of $5,000 to Leibov, the receipt whereof is hereby acknowledged by Leibov, Leibov hereby grants to the Investor the right and option to purchase the Option Shares from Leibov at any time during the period commencing on the date first above-written and ending at 5:00 P.M. Eastern Standard Time on December 31, 1997 at an exercise price of $190,000 (the "Purchase Price").

         2. Amendment and Re-Registration of the Company's Charter. Leibov hereby covenants and agrees that, upon his receipt of full payment of the Purchase Price, he will cause the Company's Charter to be amended, and as so amended, to be re-registered with the appropriate governmental authorities, to record the Investor's ownership of the Option Shares.

         3. Representations and Warranties by Leibov. In order to induce the Investor to enter into this Agreement and, upon exercise of the option granted
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hereby, to purchase the Option Shares, the Shareholder hereby represents and warrants to the Investor, as follows:

                  (a) Organization, Standing etc. The Company is a closed joint stock company duly organized, validly existing and in good standing under the laws of the Russian Federation, and has all requisite power and authority to carry on its business, to own and hold its properties and assets, to enter into this Agreement, to carry out the provisions hereof, and the terms of its Charter. The Company has no subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, partnership, corporation, association or business enterprise.

                  (b) Charter Capital. As of the date hereof the authorized charter capital of the Company consists of 140 ordinary registered shares, all of which have been issued to, and are registered in the name of, Khachaturyan, who holds such shares as nominee for Leibov. The Company has no outstanding subscription, option, warrant, call, contract, demand, commitment, convertible security or other instruments, agreement or arrangement of any character or nature whatever under which the Company is or may be obligated to issue any security of any kind.

                  (c) Shareholder's Agreements, Registration Rights. There is no voting trust, shareholders' agreement or other arrangement affecting any portion of the ordinary registered shares issued in respect of the Company's charter capital.

                  (d) Leibov's Power and Authority, and Right, Title and Interest. Leibov is the sole beneficial owner of the Option Shares which are registered in the name of Khachaturyan, as Leibov's nominee, and Leibov's ownership thereof is free and clear of all liens, claims and encumbrances thereon. Leibov has all requisite power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Leibov does not, and the consummation of the transactions contemplated hereby will not, violate any provision of any law, rule, regulation, mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which Leibov is a party or by which Leibov is bound. This Agreement is a valid and binding agreement of Leibov and is enforceable against Leibov in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

                  (e) Appointment of Investor Representatives on Company's Board. Upon the Investor's timely exercise of the option granted hereunder, Leibov's receipt of the Purchase Price, and the re-registration of the Option Shares to record the Investor's ownership thereof, Leibov shall take such action jointly with the Investor as shall be necessary to appoint individuals designated by the Investor


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to serve on and comprise not less than 75% of all of the members of the
Company's Board of Directors or similar governing body.

         4. Capital Contribution to be Made by the Investor; Preferential Distributions; Return of Option Shares in Certain Circumstances.

                  (a) Capital Contribution. In the event that the Investor exercises the Option and Purchases the Option Shares, the Investor further agrees that it will establish, in accordance with the Currency Law of the Russian Federation, and Instruction 16 of the Central Bank of the Russian Federation, a type "I" special rouble account at an authorized bank located within the Russian Federation; and it will make capital contributions to the Company denominated in roubles which shall be equivalent to US$655,000. Such capital contribution shall be due and payable by the Investor on the fifth day after the closing of the Investor's initial public offering of securities (the "IPO") in the United States of America (the "Closing Date").

                  (b) Preferential Distributions. Leibov and the Investor hereby agree that: (i) in the event that the Company makes any distributions of charter capital in respect of its ordinary registered shares, the entire amount of any such distribution shall be allocated and paid to the Investor until such time as it shall have recouped $425,000 of its additional capital contributions to the Company; and ii) after the Investor shall have recouped $425,000 of its additional capital contributions, all further distributions by the Company in respect of its ordinary registered shares shall be made on a pro rata basis.

                  (c) No IPO Closing. In the events that (i) the Investor withdraws the IPO prior to the declaration of effectiveness by the Securities and Exchange Commission (the "Commission") of the Registration Statement pertaining thereto, or (ii) the Investor otherwise ceases to proceed with registration under the Securities Act of 1933 of the securities it intends to offer to the public in its IPO, or (iii) J.W. Barclay & Co., Inc. fails, for any reason, to seek an order of effectiveness of said Registration Statement from the Commission on or before December 31, 1997, then, upon Leibov's payment of the sum of $95,000 to the Investor, the Investor shall transfer all of its right, title and interest in all of the Option Shares to Leibov. In such event, the Investor hereby covenants and agrees that it will execute all instruments and documents, and undertake all actions necessary to cause the Company's Charter to be amended, and as so amended, to be re-registered with the appropriate governmental authorities, to record the transfer of ownership of the Investor's ownership of 105 ordinary registered shares of the Company's Charter Capital to Leibov.


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         5. Brokerage. There are no claims for brokerage commissions, finders'
fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Investor or Leibov, other than the claims of Schneur Genack and Marvin Katz. The Investor and the Company (as directed by Leibov jointly with the Investor) shall pay brokerage commissions to Messrs. Genack and Katz at such time after the Investor shall have exercised the option granted to it hereunder, in a manner and in amounts to be mutually agreed upon. Leibov and the Investor will indemnify, and hold each other harmless against any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any such claim, other than the claims of Messrs. Genack and Katz.

         6. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered personally or sent by next day overnight delivery, facsimile transmission, or by registered or certified mail, postage prepaid, addressed in each case, to the parties at their respective addresses first above-written, or at such other address as either party may specify by written notice to the other party, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered, if delivered personally, or, if sent by mail, at the earlier of its actual receipt or three (3) days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

         7. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns, whether so expressed or not.

         8. Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

         9. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and, except as otherwise provided herein, supersedes all prior agreements or understandings, written or oral, in respect thereto.

         10. Choice of Law; English Language. It is the intention of the parties that the internal substantive laws, and not the laws of conflicts, of New York should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties. The English original of this Agreement shall prevail over any translation hereof.




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         11. Consent to Jurisdiction. The parties hereto hereby irrevocably submit the exclusion jurisdiction of any New York State or Federal court sitting in the State of New York, for any action or proceeding arising out of or related to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding.

         12. Survival of Representations and Warranties. The parties hereby agree that each representation made by Leibov hereunder shall remain in full force and effect, and shall be true and correct on the date when the Investor shall timely exercise the option granted to it hereunder.

         13. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

          [The Balance of This Page Has Been Left Blank Intentionally]


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         14. Further Assurances. Each of the parties hereby covenants that he and/or it shall execute such instruments and documents, and shall undertake such acts as may be reasonably required in order to give effect to or implement any term, covenant or condition of this Agreement. The provisions of this section shall be enforceable for a period of one year following the date first above written.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        TELCOM GROUP USA, INC.



                                        By:  _____________________________
                                             Ronald G. Nathan, President




                                             _____________________________
                                             Mikhail Leibov


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